EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-55354, 333-55380 and 333-55378) of BearingPoint, Inc. of our reports dated April 15, 2004 relating to the financial statements and financial statement schedule, which appear in this Transition Report on Form 10-K. We also consent to the reference to us under the heading “Selected Financial Data” in this Transition Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

McLean, Virginia

April 15, 2004